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                                                            EXHIBIT 10(i)(a)(13)



                                  STOCK PLEDGE


      THIS AGREEMENT is made this 29 day of May, 1997 between Gay N. Tully ("Pledgor") and RAMSAY-HUGHES, INC., an Ohio corporation ("Pledgee"), of 602 Main Street, Suite 210, Cincinnati, Ohio 45202.

      At the time of the execution of this Agreement, the Pledgee had agreed to lend Capital 2000, Inc., to be renamed United Shields Corporation, a Colorado corporation ("USC"), an affiliate of Pledgor, up to $3,000,000, on the terms and conditions evidenced in the Promissory Note ("Note") of USC, a copy of which is attached hereto and which is incorporated herein by reference.

      To induce the Pledgee to make the loan to USC, the Pledgor has agreed to pledge certain stock to the Pledgee as security for the repayment of the loan.

      It is therefore agreed:

      1. Pledge. In consideration of the maximum amount of $3,000,000 to be lent to USC by Pledgee, in its sole discretion, the Pledgor grants a security interest to the Pledgee in instruments of the following description: 500,000 Shares of the no par common stock of USC, endorsed in blank and either delivered to the Pledgee or deposited in a Pledged Collateral Account in the name of Pledgee, at Pledgee's election, with this Agreement. The Pledgor appoints the Pledgee his attorney to arrange for the transfer of the pledged shares on the books of the issuer to the name of the Pledgee upon his default in payment of the Note. The Pledgee shall hold the pledged shares as security for the repayment of the loan, and shall not encumber or dispose of the shares except in accordance with the provisions of Paragraph 8 of this Agreement.

      2. Dividends. During the term of this pledge, all dividends and other amounts received by virtue of ownership of the stock shall be the property of Pledgor. Upon default in payment of the Note, all dividends and other amounts received by the Pledgee as a result of the Pledgee's record ownership of the pledged shares shall be applied to the payment of the principal and interest on the loan.

      3. Voting Rights. During the term of this pledge, and as long as Pledgor and USC are not in default in the performance of any of the terms of this Agreement or in the payment of the principal or interest of the loan, as the case may be, the Pledgor shall have the right to vote the pledged shares on all corporate questions.

      4. Representations. The Pledgor warrants and represents that there are no restrictions on this transfer of the pledged shares, other than may appear on the face of the certificates, and that the Pledgor has the right to transfer the shares free of any encumbrances and without obtaining the consent of USC or of the other shareholders.


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      5. Adjustments. In the event that, during the term of this pledge, any share dividend, reclassification, merger, readjustment, or other change is declared or made in the capital structure of the company that has issued the pledged shares, all new, substituted, and additional shares or other securities issued by reason of any change shall be held by the Pledgee in the same manner as the shares originally pledged under this Agreement.

      6. Warrants and Rights. If any subscription warrants or any other rights or options are issued in connection with the pledged shares, during the term of this pledge, and are exercised during such period by the Pledgor, all new shares or other securities so acquired by the Pledgor shall be immediately assigned to the Pledgee to be held in the same manner as the shares originally pledged under this Agreement.

      7. Payment of Loan. On payment at maturity of the principal and interest of the loan, less amounts received and applied by the Pledgee in reduction of the loan, Pledgee shall deliver the pledged shares and all rights thereto received by the Pledgee to Pledgor.

      8. Default. In the event that Pledgor or USC default in the performance of any of the terms of this Agreement, or in the payment at maturity of the principal or interest of the loan, the Pledgee shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of Ohio. In this connection, the Pledgee may, on five days' notice to the Pledgor sent by certified mail, return receipt requested, and without liability for any diminution in price that may have occurred, sell all the pledged shares in the manner and for the price that the Pledgee may determine. At any bona fide public sale, the Pledgee shall be free to purchase all or any part of the pledged shares. Out of the proceeds of any sale, the Pledgee may retain an amount equal to the principal and interest then due on the loan, plus the amount of the expenses of the sale, and shall pay any balance of the proceeds of any sale to the Pledgor. If the proceeds of the sale are insufficient to cover the principal and interest of the loan plus expenses of the sale, USC shall remain liable to the Pledgee for any deficiency.

                                PLEDGOR



                                /s/ Gay N. Tully
                                -----------------------------------------------


                                PLEDGEE

                                RAMSAY-HUGHES, INC.



                                By:  /s/  Rick E. Hughes
                                   --------------------------------------------
                                           Rick E. Hughes, CEO

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